                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          PICCADILLY CAFETERIAS, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

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     (4) Date Filed:

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

                          PICCADILLY CAFETERIAS, INC.
                                 P.O. BOX 2467
                          BATON ROUGE, LOUISIANA 70821

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 6, 1995

To the Shareholders of
  Piccadilly Cafeterias, Inc.:

     NOTICE IS HEREBY GIVEN that the 1995 Annual Meeting of Shareholders of Piccadilly Cafeterias, Inc. (the "Company"), will be held at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, on Monday, November 6, 1995, at 10:00 a.m., local time, for the following purposes:

     1. To elect four persons to serve as directors on the Board of Directors for a three-year term and until their successors are elected and have qualified;

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record as of the close of business on September 8, 1995 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                                     Mark L. Mestayer
                                                        Secretary

Dated: October 4, 1995

YOUR VOTE IS IMPORTANT. PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES CAN BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                          PICCADILLY CAFETERIAS, INC.

                                 P.O. BOX 2467

                          BATON ROUGE, LOUISIANA 70821
                             ---------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                       NOVEMBER 6, 1995 AND ADJOURNMENTS
                             ---------------------

          APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO SHAREHOLDERS:

                                OCTOBER 6, 1995
                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The proxy furnished herewith, for use only at the Annual Meeting of Shareholders to be held November 6, 1995 (the "Annual Meeting"), and any adjournments thereof, is solicited on behalf of the Board of Directors of Piccadilly Cafeterias, Inc. (the "Company"). Such solicitation is being made by mail and may also be made in person or by telephone or telegraph by officers, directors and regular employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. All expenses incurred in the solicitation of proxies will be paid by the Company.

     Any shareholder executing a proxy retains the right to revoke it by delivery of notice in writing, or delivery of a proxy bearing a later date, to the Secretary of the Company at any time prior to its use, or by voting in person. All properly executed proxies received by the Company and not revoked will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of all of the nominees for director identified below.

     The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shareholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum.

     The management of the Company knows of no matters, other than those listed in the accompanying Notice of Annual Meeting of Shareholders, which are likely to be brought before such meeting. If other matters, not now known, properly come before such meeting, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment on such matters.

     Shareholders of record at the close of business on September 8, 1995 are entitled to notice of the Annual Meeting and to vote or to execute proxies. At the close of business on September 8, 1995, the Company had outstanding 10,333,450 shares of common stock, without par value ("Common Stock"). Each such outstanding share of Common Stock is entitled to one vote.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of September 30, 1995, the number of shares of Common Stock owned beneficially (as defined by the rules and regulations of the Securities and Exchange Commission) by each director and nominee for director, by each executive officer for whom compensation information is disclosed under the heading "Executive Compensation -- Summary of Executive Compensation", by persons known by the Company to own beneficially more than five percent of the outstanding Common Stock, and by all current executive officers and directors as a group.

                                                                           AMOUNT AND
                                                                             NATURE            PERCENT
                                                                          OF BENEFICIAL          OF
       NAME                                                              OWNERSHIP(1)(2)        CLASS
James W. Bennett........................................................      170,000(3)(4)       1.6%
James E. Durham Jr......................................................       74,229(3)(5)      *
Norman C. Francis.......................................................           --            *
Julia H. R. Hamilton....................................................    1,188,510(6)         11.5
Ronald A. LaBorde.......................................................       89,747(3)(7)      *
O. Q. Quick.............................................................      916,177(8)          8.8
Dale E. Redman..........................................................           --            *
William D. Ross Jr......................................................          187            *
Edward M. Simmons Sr....................................................        1,133            *
C. Ray Smith............................................................          532(9)         *
Malcolm T. Stein Jr.....................................................       68,716(3)(10)     *
Paul W. Murrill.........................................................        8,000            *
Brian G. Von Gruben.....................................................       33,695(3)(11)     *
Wickliffe J. Goldsmith..................................................       15,800(12)        *
Patrick R. Prudhomme....................................................       35,306(13)        *
Warriner C. Siddle......................................................       26,651(14)        *
Brinson Trust Company...................................................      318,353(15)         3.1
Brinson Partners, Inc...................................................      236,947(15)         2.3
College Retirement Equities Fund........................................      557,633(16)         5.4
All directors and executive officers
  as a group (23 persons)...............................................    2,790,678(17)        25.5

------------

  * Less than 1%.

 (1) The persons listed above have the sole power to vote and to dispose of the shares beneficially owned by them except as otherwise indicated.

 (2) Except as otherwise noted below, the address of each such owner is P. O. Box 2467, Baton Rouge, Louisiana 70821.

 (3) A portion of the shares are held beneficially and of record jointly with spouse.

 (4) Includes 150,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan, 1,500 shares held by his daughter and 1,627 shares held by his spouse. Mr. Bennett's address is 6521 Sandstone Ave., Baton Rouge, Louisiana 70808.

 (5) Includes 25,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan.

 (6) Includes 26,000 shares held as trustee of a charitable trust.

 (7) Includes 84,500 shares he has the right to acquire under the 1993 Incentive Compensation Plan and 719 shares he has the right to acquire under the Company's Employee Stock Purchase Plan.

 (8) Includes 751,002 shares held by Mr. Quick as trustee or co-trustee under several trusts, 30,000 shares held by Mr. Quick's spouse as trustee under several trusts, and 50,000 shares he has the right to acquire under the 1988 Stock Option Plan. The remaining 85,175 shares are held beneficially and of record jointly with his spouse or individually by Mr. Quick or his spouse.

 (9) Includes 300 shares held by his spouse.

(10) Includes 51,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan.

(11) Includes 31,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan and 980 shares he has the right to acquire under the Company's Employee Stock Purchase Plan.

(12) Includes 15,500 shares he has the right to acquire under the 1993 Incentive Compensation Plan.

(13) Includes 30,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan and 572 shares he has the right to acquire under the Company's Employee Stock Purchase Plan.

(14) Includes 25,000 shares he has the right to acquire under the 1993 Incentive Compensation Plan and 816 shares he has the right to acquire under the Company's Employee Stock Purchase Plan.

(15) Based upon information included in Schedule 13G dated February 13, 1995 filed with the Securities and Exchange Commission. The address of Brinson Partners, Inc. and Brinson Trust Company is 209 South LaSalle, Chicago, Illinois 60604-1295. Brinson Trust Company is a wholly owned subsidiary of Brinson Partners, Inc.

(16) Based upon information included in Schedule 13G dated February 10, 1995 filed with the Securities and Exchange Commission. The address of College Retirement Equities Fund is 730 Third Avenue, New York, New York 10017.

(17) Includes 603,500 shares they have the right to acquire under the 1993 Incentive Compensation Plan and 5,601 shares they have the right to acquire under the Company's Employee Stock Purchase Plan.
                            ------------------------

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     The Company's Articles of Incorporation provide for three classes of directors with staggered terms of office and provide that, upon the expiration of the term of office for a class of directors, nominees for each class shall be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, four nominees for director are to be elected. The remaining directors will have two years and one year, respectively, remaining in their terms of office. The election of directors is determined by plurality vote.

     The following table sets forth certain information regarding four nominees for director proposed by the Board of Directors and those directors whose current terms of office will not expire at the Annual Meeting.

     The Board of Directors recommends voting "FOR" election of each of the nominees for director listed below.

                             NOMINEES FOR DIRECTOR
         (NOMINEES FOR 3-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING)

                                 DIRECTOR                 POSITIONS AND OFFICES PRESENTLY HELD
              NAME                 SINCE      AGE                     WITH COMPANY(1)
              ----              ---------   ------        ------------------------------------
Norman C. Francis................   1995       64                       Director
Dale E. Redman...................   1995       47                       Director
Edward M. Simmons Sr.............   1992       67                       Director
C. Ray Smith.....................   1992       60                       Director

                       MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                           (TERM EXPIRING AT THE 1997 ANNUAL MEETING)
Julia H. R. Hamilton.............   1977       74                       Director
Ronald A. LaBorde................   1992       39      Chief Executive Officer, President, and
                                                         Director
Paul W. Murrill..................   1994       61      Chairman of the Board and Director

                           (TERM EXPIRING AT THE 1996 ANNUAL MEETING)
O. Q. Quick......................   1949       76                       Director
William D. Ross Jr...............   1978       74                       Director
Malcolm T. Stein Jr..............   1964       62                       Director

------------
(1) See "Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management" for information concerning the securities holdings of each director and nominee for director.

                            ------------------------

     The Company has no reason to believe that any of the candidates named in the foregoing table will be unavailable to serve, if elected. If any such person is unavailable to serve for any reason, proxies may be voted for the election of another person selected by the Board of Directors of the Company.

     The Board of Directors held nine meetings during the fiscal year ended June 30, 1995. No director during the last full fiscal year attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (b) the total number of meetings held by all committees of the Board on which he or she served (during the periods served) except that Mr. Simmons attended 56% of the total number of meetings of the Board of Directors. Each director who is not an officer of the Company receives, in addition to reimbursement of reasonable and necessary costs and expenses incurred, a retainer of $1,000 per month, a fee of $1,000 for each regular and special meeting of the Board of Directors, and $500 for each meeting of a committee of the Board of Directors that such director attends. In the case of directors who are officers of the Company, a fee of $350 is received for each regular meeting of the Board of Directors attended.

     Mr. Francis is the president of Xavier University of Louisiana, New Orleans, Louisiana. He is a director of The Equitable Life, New York, First National Bank of Commerce, New Orleans, Louisiana, The Foundation for the Mid-South, and the Entergy Corporation. He is chairman of the Board of Liberty Bank and Trust, New Orleans, Louisiana.

     Mrs. Hamilton was a partner in the first Piccadilly cafeteria in 1944 and is principally engaged in personal investments.

     Mr. LaBorde joined the Company in 1982. From June 1986 to January 1992, he was executive vice president, secretary and controller. In January 1992, he was elected treasurer and chief financial officer. In June 1995, he was elected chief executive officer and in July 1995, he was also elected president.

     Mr. Murrill has served as a director of Gulf States Utilities Company and its successor company, Entergy Corporation, since 1978. He served as Chairman and Chief Executive Officer of Gulf States Utilities Company for five of those years. Mr. Murrill was Chancellor of Louisiana State University for seven years. He serves as director of Tidewater, Inc. (an oil service company), First Mississippi Corporation (a bank holding company), FirstMiss Gold, Inc. (a gold mining company), Howell Corporation (a diversified energy company), and ZYGO (a high precision instrument company).

     Mr. Quick previously served as president and chief executive officer of the Company from 1977 to 1983 and was chairman of the board from 1981 to June 1989 and from January 1992 to June 1993. He has been with the Company since 1946.

     Mr. Redman has been executive vice president and chief financial officer of United Companies Financial Corporation since 1988 and a director since 1983.

     Mr. Ross has been president of Financial Consulting Services, Inc., a Baton Rouge, Louisiana, financial consulting firm, since his retirement in 1976 as Dean and Professor of Economics, College of Business Administration, Louisiana State University.

     Mr. Simmons is the president and chief executive officer of McIlhenny Co., the makers of TABASCO brand pepper sauce. He has held such positions for nine years. He is also a director of Pan American Life Insurance Company, First Commerce Corporation (a bank holding company) and Central Louisiana Electric Company.

     Mr. Smith is the Tipton R. Snavely professor of business administration and associate dean of the Darden Graduate School of Business Administration, University of Virginia. Mr. Smith has taught at the University of Virginia since 1961.

     Mr. Stein retired from the Company in August 1995. He joined the Company in 1959, was a cafeteria manager from 1964 to 1974 and a district manager from 1974 to 1977. Mr. Stein was assigned to the general office in 1977, became director of technical services in 1978 and a region manager in July 1979. He was elected senior executive vice president in August 1988 and in May 1993 was elected president and chief operating officer.

     The directors, executive officers and ten-percent shareholders of the Company are required to report to the Securities and Exchange Commission by various specified dates transactions and holdings in the Company's Common Stock. All such reports were made on a timely basis except that Messrs. Siddle and Prudhomme, executive vice-presidents with the Company, and Mr. LaBorde each made one late report on Form 4 including one transaction each.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing executive, audit, compensation and nominating committees.

     The Executive Committee is authorized to exercise substantially all powers of the Board of Directors between meetings of the Board. The Executive Committee met twice during the fiscal year ended June 30, 1995. Messrs. Murrill and Quick and Ms. Hamilton are members of the Executive Committee.

     The Audit Committee reviews with the Company's independent auditors the plan, scope and results of the annual audit and the procedures for and results of internal controls. The Audit Committee considers, in general, the audit services to be performed by the Company's independent auditors and the possible effect on the independence of the auditors of the performance of nonaudit services. The Audit Committee held two meetings during the fiscal year ended June 30, 1995. Messrs. Ross and Smith and Ms. Hamilton are members of the Audit Committee.

     The Compensation Committee, which has authority to consider and make recommendations to the Board of Directors regarding compensation of officers of the Company, met five times during the fiscal year ended June 30, 1995. This committee also administers the Company's 1993 Incentive Compensation Plan and the Company's Employee Stock Purchase Plan. Messrs. Ross and Simmons and Ms. Hamilton are members of the Compensation Committee.

     The Nominating Committee, which makes director recommendations to the Board of Directors on an as needed basis, held one meeting during the year ended June 30, 1995. This committee will consider nominees recommended by shareholders. Shareholders wishing to make a recommendation may do so by sending a letter to the Nominating Committee. Messrs. Quick and Simmons are members of the Nominating Committee.

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table shows for the three years ended June 30, 1995 information concerning compensation paid by the Company to each person who served as Chief Executive Officer during the last fiscal year and to each of the six other most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                         ANNUAL            COMPENSATION
                                                      COMPENSATION            AWARDS
                                                 -----------------------   ------------     ALL
                                                               OTHER          NO. OF       OTHER
                                                               ANNUAL        OPTIONS      COMPEN-
      NAME AND PRINCIPAL POSITION        YEAR     SALARY    COMPENSATION(1)   GRANTED     SATION(2)
      ---------------------------        ------  --------   ------------   ------------   --------
Ronald A. LaBorde....................... 1995    $155,826     $ 23,771         50,000     $  3,250
President and Chief Executive Officer    1994     150,520           --             --        2,200
                                         1993     151,942           --             --        2,200

James W. Bennett(3)..................... 1995      77,305           --             --      354,843(3)
Former Chief Executive Officer           1994     300,488       34,962             --        2,200
                                         1993     314,731           --             --        2,200

Malcolm T. Stein Jr.(4)................. 1995     229,540       31,273             --        2,900
President and Chief                      1994     229,040           --             --        2,200
Operating Officer                        1993     231,861           --             --        2,200

James E. Durham Jr.(4).................. 1995     192,880       23,691             --        3,250
Senior Executive Vice                    1994     192,380           --             --        2,200
President and Region Manager             1993     196,974           --             --        2,200

Brian G. Von Gruben..................... 1995     142,804       22,902             --          800
Executive Vice President and             1994     142,304           --             --          800
Director of Marketing                    1993     148,562           --             --          800

Wickliffe J. Goldsmith.................. 1995     141,400       22,928             --          800
Executive Vice President                 1994     140,900           --             --          800
Director of Training                     1993     135,044           --             --          800

Patrick R. Prudhomme.................... 1995     141,400       23,727             --          800
Executive Vice President                 1994     135,700           --          5,000          800
Region Manager                           1993     120,016           --             --          800

Warriner C. Siddle...................... 1995     141,400       27,067             --          800
Executive Vice President and             1994     140,900       16,428             --          800
Director of Development                  1993     135,044           --             --          800

                                               (See footnotes on following page)

---------------

(1) Excludes perquisites and other benefits unless the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the annual salary reported for the named executive officer. Amounts shown include the value of personal use of company-owned vehicle, payments made to cover personal income taxes related to use of these vehicles and the value of company-paid expenses related to spousal travel on company-sponsored business trip.

(2) Includes $800 per named executive per year paid by the Company for insurance premiums for a group policy which afforded $75,000 of term life insurance and long-term disability insurance for all officers and for a group accidental death policy which afforded coverage of $1,000,000 for Messrs. Bennett, Stein and Durham and $500,000 for all other executive officers. Remaining amounts for Messrs. LaBorde, Bennett, Stein and Durham are for director fees except as provided by note (3).

(3) On September 27, 1994, Mr. Bennett resigned as Chairman of the Board and Chief Executive Officer of the Company. The Company entered into an agreement with Mr. Bennett which includes the payment of amounts equivalent to one year's salary, continuation of health insurance coverage under the Company's self-insured health plan for two years, and the donation of a company-owned vehicle, with an aggregate value of $353,693.

(4) Messrs. Stein and Durham resigned as officers of the Company on August 1, 1995.

                            ------------------------

                   OPTION GRANTS IN YEAR ENDED JUNE 30, 1995

                                       NUMBER OF      PERCENT OF TOTAL
                                       SECURITIES         OPTIONS
                                       UNDERLYING        GRANTED TO
                                        OPTIONS         EMPLOYEES IN      EXERCISE OR      EXPIRATION
                   NAME                 GRANTED         FISCAL YEAR       BASE PRICE         DATE
                   ----               ----------      --------------    ----------------    -----------
    Ronald A. LaBorde.................    50,000            100%            $ 9.625      June 8, 2005

                            ------------------------

        LONG-TERM INCENTIVE PLANS -- AWARDS IN YEAR ENDED JUNE 30, 1995

                                                                                 PERFORMANCE
                                                                NUMBER             OR OTHER
                                                              OF SHARES,         PERIOD UNTIL
                                                               UNITS OR           MATURATION
                             NAME                            OTHER RIGHTS         OR PAYOUT
                             ----                             ------------       --------------
    Ronald A. LaBorde......................................     200,000(1)       June 8, 1999

---------------

(1) The value of the rights is equal to the increase in price from June 7, 1995 to June 8, 1999 of 200,000 shares of Common Stock. The rights vest immediately upon a change of control of the Company and vest in four annual 25% installments to be paid if Mr. LaBorde ceases to serve as Chief Executive Officer of the Company prior to June 8, 1999 and is in good standing with the Board of Directors.

STOCK OPTIONS

     The following table sets forth information with respect to the named executive officers concerning unexercised options held as of June 30, 1995. No options were exercised during the fiscal year ended June 30, 1995.

                       OPTION VALUES AS OF JUNE 30, 1995

                                                                                     VALUE OF
                                                             NO. OF                UNEXERCISED
                                                          UNEXERCISED              IN-THE-MONEY
                                                           OPTIONS AT               OPTIONS AT
                         NAME                           JUNE 30, 1995(1)         JUNE 30, 1995(1)
                         ----                          -----------------         ----------------
Ronald A. LaBorde.....................................        84,500                 $     --
James W. Bennett......................................       150,000                       --
Malcolm T. Stein Jr...................................        51,000                       --
James E. Durham Jr....................................        25,000                       --
Brian G. Von Gruben...................................        31,000                       --
Wickliffe J. Goldsmith................................        15,500                       --
Patrick R. Prudhomme..................................        30,000                       --
Warriner C. Siddle....................................        25,000                       --

------------

(1) All options were awarded at the fair market value of the shares on the date of grant and are exercisable as of June 30, 1995.

                            ------------------------

PENSION PLAN

     The Company maintains a defined benefit pension plan for employees. Annual benefits payable on normal retirement at age 65 are equal to a participant's number of years of service multiplied by 1% of the participant's final average annual compensation, which is defined as the average annual remuneration paid for the five highest consecutive years of the 10 most recent years preceding retirement. Remuneration consists of a participant's total earnings during applicable periods, including overtime, bonuses and cash Christmas gifts but excluding the value of any meals furnished by the Company. The persons named in the summary compensation table have the following credited years of service under the plan: Mr. LaBorde - 13; Mr. Bennett - 18; Mr. Stein - 36; Mr. Durham - 36; Mr. Von Gruben - 24; Mr. Goldsmith - 20; Mr. Prudhomme - 18; and Mr. Siddle - 20. Benefits are not subject to deductions for Social Security benefits or other offset amounts. The following table shows estimated annual benefits payable on retirement to persons in specified remuneration and years-of-service classifications:

                                                         YEARS OF CREDITED SERVICE
    FINAL AVERAGE                    ------------------------------------------------------------------
ANNUAL COMPENSATION                    15         20          25          30          35          40
-------------------                 --------    -------    --------    --------    --------    --------
     $100,000.....................   $15,000    $20,000    $ 25,000    $ 30,000    $ 35,000    $ 40,000
      125,000.....................    18,750     25,000      31,250      37,500      43,750      50,000
      150,000.....................    22,500     30,000      37,500      45,000      52,500      60,000
      175,000.....................    26,250     35,000      43,750      52,500      61,250      70,000
      200,000.....................    30,000     40,000      50,000      60,000      70,000      80,000
      225,000.....................    33,750     45,000      56,250      67,500      78,750      90,000
      250,000.....................    37,500     50,000      62,500      75,000      87,500     100,000
      300,000.....................    37,500     50,000      62,500      75,000      87,500     100,000
      400,000.....................    37,500     50,000      62,500      75,000      87,500     100,000

                            ------------------------

EMPLOYMENT, MANAGEMENT CONTINUITY AND RETIREMENT AGREEMENTS

     In connection with the election of Ronald A. LaBorde as Chief Executive Officer, the Company agreed to pay Mr. LaBorde an annual salary of $275,000 and a bonus for fiscal year 1996 equal to 5% of the increase in the Company's cash flow over the previous fiscal year. The agreement with Mr. LaBorde also provides for the grant of 50,000 stock options and a long-term incentive right to receive a cash payment equal to the increase in price of 200,000 shares of the Common Stock between June 9, 1995 and June 8, 1999. This long-term incentive right will vest immediately upon a change of control and will vest in four annual 25% increments to be paid in the event Mr. LaBorde ceases to serve as Chief Executive Officer prior to June 8, 1999 and is in good standing with the Board of Directors.

     Each of the current executive officers named in the Summary Compensation Table has entered into a management continuity agreement with the Company that provides benefits to the officer if the officer's employment is terminated other than because of disability, death, cause (as defined in the agreement) or by the officer for good reason (as defined in the agreement) within 36 months following a change of control of the Company. The benefits include a cash payment equal to one and one-half times the officer's base salary (with the exception of Mr. LaBorde for which the multiplier is two and one-half) and the vesting of all outstanding stock options, stock appreciation rights or other incentive awards.

     The Company entered into agreements with James W. Bennett, Malcolm T. Stein, Jr. and James E. Durham, Jr. with respect to their retirement. Each officer will receive one year's base salary, continuation of health insurance coverage under the Company's group health insurance plan for various periods and ownership of the automobile formerly furnished for the officer's use by the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or on the Compensation Committee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has provided the following Compensation Committee Report:

     The Company maintains a Compensation Committee comprised entirely of outside, independent directors. The Compensation Committee oversees all executive compensation, sets the compensation of executive officers of the Company, and administers the Company's stock option plan. In general, levels of compensation approved by the Committee are designed to:

     o  recognize individual initiative and performance;

     o  assist the Company in attracting and retaining qualified executives; and

     o align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

     Compensation of the Company's executives consists primarily of a base salary and the periodic grant of long term incentive opportunities in the form of stock options. In setting executive compensation, the Committee generally bases its decisions on recommendations presented to it by the Company's management. The Committee's decisions are made using subjective evaluations and no formulas measuring Company or individual performance are used. In addition, during the fiscal year ended June 30, 1995, the Committee engaged an independent compensation consultant to assist it in obtaining relevant information on compensation practices generally and with respect to comparable companies. Based on its review of the compensation information gathered by the Company's consultant, the Committee determined that the Company's executive compensation levels were in line with executive compensation practices at the other companies surveyed.

     Legislation enacted in 1993 imposes a $1 million annual limit on the tax deductibility of compensation paid to certain executive officers. The Company's 1993 Incentive Compensation Plan has been structured such that stock-based incentives granted under that plan can be excluded from the $1 million limit. The cash compensation currently paid by the Company to executive officers is substantially below $1 million and, accordingly, will continue to be deductible by the Company.

                                          Submitted by the Compensation
                                          Committee

                                          Julia H. R. Hamilton
                                          William D. Ross Jr.
                                          Edward M. Simmons Sr.

TOTAL RETURN COMPARISON

     The graph and corresponding table below provide a comparison of the cumulative total shareholder return on the Company's Common Stock, the S&P 500 Index and an industry peer group index composed of Buffets, Inc., Fresh Choice, Inc., Furr's/Bishop's, Inc., Homestyle Buffet, Inc., Lubys Cafeterias, Inc., Morrison Restaurants Inc., Perkins Family Restaurants, L.P., Ryans Family Steak Houses, Shoney, Inc., and Sizzler International, Inc. from June 30, 1990 through June 30, 1995. The companies in the peer group index are mid-price family restaurant companies with large multi-unit operations and similar stock market capitalization. The returns of each issuer in the peer group are weighted according to that issuer's stock market capitalization. The information in the graph and corresponding table is based on the assumption of a $100 investment on June 30, 1990 and includes reinvestment of dividends.

                      COMPARISON CUMULATIVE TOTAL RETURNS

   MEASUREMENT PERIOD
  (FISCAL YEAR COVERED)    PICCADILLY   PEER GROUP     S&P 500
JUN-90                         100          100          100
JUN-91                          77          102          107
JUN-92                          76          121          122
JUN-93                          73          127          138
JUN-94                          78          124          140
JUN-95                          74          113          177

                                 OTHER BUSINESS

     As of this date, management is not aware that any other matters are to be presented for action at the meeting, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the meeting.

     IF YOU CANNOT ATTEND THIS MEETING, PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

               SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETING

     Shareholders may submit proposals for the 1996 Annual Meeting of Shareholders by sending such proposals to the attention of Mark L. Mestayer, Secretary, P.O. Box 2467, Baton Rouge, Louisiana 70821. In order to be considered for inclusion in the proxy statement for the 1996 Annual Meeting of Shareholders, such proposals must be received by the Company on or before June 6, 1996. All shareholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                                     Mark L. Mestayer
                                                        Secretary
Baton Rouge, Louisiana
October 4, 1995

     THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1995 TO INTERESTED SECURITYHOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO RONALD A. LABORDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER, P.O. BOX 2467, BATON ROUGE, LOUISIANA 70821.

                        Please Do Not Fold This Proxy

                      PROXY -- PICCADILLY CAFETERIAS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE ANNUAL MEETING OF SHAREHOLDERS ON NOVEMBER 6, 1995

        The undersigned hereby appoints Paul W. Murrill and Mark L. Mestayer, or either of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of Piccadilly Cafeterias, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 6, 1995 at 10:00 a.m., local time, at the general offices of the Company, 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana, and at any adjournments thereof, with respect to:

        (1) Election of directors to serve a term of office expiring at the Annual Meeting of Shareholders in 1998 and until their successors shall have been elected and qualified:

        / / FOR all nominees listed below (except as marked to show the contrary below)

        / / WITHHOLD AUTHORITY to vote for all nominees listed below
                  Norman C. Francis         Dale E. Redman
                Edward M. Simmons Sr.        C. Ray Smith

        (INSTRUCTION: To withhold authority to vote for any individual nominee write the name of the nominee in the space provided below.)

________________________________________________________________________________


          (Continued and to be Signed and Dated on the Reverse Side)

        (2) In their discretion, upon such other matters as may properly come before the meeting; all as described in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.


                                      Dated this ___ day of ______________, 1995

                                      __________________________________________

                                      __________________________________________
                                             Signature(s) of Shareholders
                                      Please sign exactly as your name appears
                                      hereon. When signing as an executor,
                                      administrator, trustee, or other
                                      representative, please give your full
                                      title. All joint owners must sign.


 This Proxy will be voted in accordance with the specifications made hereon.
  If no contrary specification is made, it will be voted "FOR" the proposal.

                Please Date, Sign and Mail Your Proxy Promptly.